UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2016

Burlington Stores, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-36107 (Commission File Number)	80-0895227 (IRS Employer Identification No.)
2006 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Burlington Stores, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 18, 2016.  A total of 68,371,158 shares of the Company’s common stock, representing approximately 95.91% of the shares outstanding and eligible to vote and constituting a quorum, were voted at the Annual Meeting. The Company’s stockholders voted on the following proposals at the Annual Meeting:

•	the election of three directors of the Company to serve for a term of three years;

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 28, 2017; and

•	an advisory vote regarding the compensation of the Company’s named executive officers.

The stockholders elected all three directors presented, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 28, 2017 and approved the advisory vote to approve executive compensation.

The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2016. The final voting results with respect to each proposal are set forth below.

1.	Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes

Tricia Patrick	66,574,693	519,123	1,277,342
Paul J. Sullivan	66,511,812	582,004	1,277,342
John J. Mahoney	66,292,248	801,568	1,277,342

2.	Ratification of Appointment of Independent Registered Certified Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

67,483,750	880,600	6,808	0

3.	Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

66,383,017	494,289	216,510	1,277,342

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: May 20, 2016